Exhibit 3.3

FIRSTCARIBBEAN INTERNATIONAL BANK LIMITED
FORM OF

AMENDED AND RESTATED BY-LAW NO. 1

BARBADOS

THE COMPANIES ACT OF BARBADOS
AMENDED AND RESTATED BY-LAW NO. 1

The By-Law (as amended and restated), relating generally to the conduct of the affairs of FIRSTCARIBBEAN INTERNATIONAL BANK LIMITED formerly CIBC WEST INDIES HOLDINGS LIMITED

BE IT ENACTED as the amended and restated By-Law of FIRSTCARIBBEAN INTERNATIONAL BANK LIMITED formerly CIBC WEST INDIES HOLDINGS LIMITED (hereinafter called the “Company”) as follows:

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               DEFINITIONS

In this By-Law and all other by-laws of the Company, unless the context otherwise requires:

“Act” means the Companies Act, Cap. 308 of the laws of Barbados as from time to time amended and every statute substituted therefor; and in the case of such amendment or substitution, any references in the By-Law of the Company to provisions of the Act or to specific provisions of the Act shall be read as references to the provisions as amended or substituted therefor in the amendment or the new statute or statutes;

“Articles” means the Articles of Incorporation of the Company as may be amended, restated or revived from time to time;

“Banking Laws” means the laws relating to the conduct of the affairs of a bank or other financial institution in so far as the same may be applicable to the Company, either as a licensee under the applicable statute or to the extent that such regulations are extended (by private treaty or legislative enactment) to the business and affairs of the Company;

“Board” means the board of directors of the Company;

“By-Law” means this general By-Law No. 1, as from time to time restated, amended, varied, modified or replaced and every general By-Law substituted therefor or any By-Law of the Company from time to time in force;

“by-law” means any by-law, or other rule or regulation with regard to the administration of the affairs of the Company having the force of this By-Law in accordance with the Act, from time to time in force;

“CICL” means CIBC Investments (Cayman) Limited or its successors as result of a merger, liquidation, or similar reorganization involving CICL or any transferee of CICL’s or such successor’s shares of the Company that is a direct or indirect subsidiary of Canadian Imperial Bank of Commerce;

“CICL Director” means a director who is elected to the Board after being designated by CICL;

“CICL Minority Date” means the first date on which CICL ceases to beneficially own fifty percent (50%) or more of the Company’s Common Shares;

“Clearing Agency” means the Barbados Central Securities Depository Inc. a self-regulatory organisation, which carries on the business of, inter alia, a securities depository and clearing agency in accordance with the Securities Act of the laws of Barbados, and any other securities depository and clearing agency of which the Company is a member or participant;

“Clearing Agency Agreement” means an agreement (as the same may be amended and supplemented from time to time), between a Clearing Agency and the Company, and as such binding upon the Company;

“Common Shares” means shares in the capital of the Company, designated as common shares;

“CSD Rules” means:

(a)                                 the rules of the Barbados Central Securities Depository Inc. enacted and in force from time to time, and binding upon the Company as a member thereof; and

(b)                                 the rules of every other Clearing Agency in any jurisdiction of which the Company is a member or participant;

“Electronic” means relating to technology having electrical, digital, magnetic, wireless, optical, electromagnetic or similar capabilities;

“Electronically” means sent by electronic data interchange, electronic mail, telegram, telex, telecopy or other electronic means;

“Electronic Record” means any record (including information that is inscribed on a tangible medium or that is stored in an electronic, paper-based or any other medium and is retrievable in perceivable form) which is created, stored, generated, received or communicated by electronic means but not limited to electronic data interchange, electronic mail, telegram, telex or telecopy;

“Executive Director” means the Chief Executive Officer and any other executive officer of the Company appointed to serve on the Board.

“Independent Director” means a director who is “independent” within the meaning of that term under the Corporate Governance Guidelines of the Central Bank of Barbados;

“Information-Processing System” means an electronic system for creating, generating, sending, receiving, storing, displaying or otherwise processing information;

“officer” has the meaning set forth in the Act;

“Regulations” means the Companies Regulations made under the Act, and all regulations substituted therefor; and, in the case of such substitution, any references in the By-Law of the Company to provisions of the Regulations shall be read as references to the provisions substituted therefor in the new regulations;

“Securities Laws” means:

(a)                                 The applicable securities statute and regulations of any jurisdiction (including the Securities Act of the laws of Barbados), and all further directions and notices made thereunder and as from time to time amended or substituted; and

(b)                                 The rules of every securities self-regulatory organisation (whether established by law or private treaty) as applicable to the Company, and all regulations, directions and notices made thereunder;

“Separation Agreement” means the Separation Agreement among CICL, Canadian Imperial Bank of Commerce and FirstCaribbean International Bank Limited, executed on [•], 2018, as amended from time to time.

1.2                               INTERPRETATION

1.2.1                                        The word “person” includes individuals, companies, bodies corporate, limited liability companies, societies with restricted liability, partnerships (whether limited or general), firms, syndicates, joint ventures, trusts, un-incorporated associations, governmental authorities and agencies, and any legal entity or any other association of persons; and the word “individual” means a natural person.

1.2.2                                        All terms contained in this By-Law and not specifically defined, shall have the meanings given to such terms in the Act or the Regulations, as such terms may be qualified, amended or substituted in the Articles.  Terms defined elsewhere in this By-Law shall have the meaning indicated.

1.2.3                                        Unless the context clearly requires otherwise, the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this By-Law, shall refer to this By-Law as a whole and not to any particular By-Law provision; wherever the word “include”, “includes” or “including” is used in any By-Law provision, it shall be deemed to be followed by the words “without limitation” unless clearly indicated otherwise, or required by the Act, the Regulations, or the Articles.

1.2.4                                        The singular includes the plural and the plural includes the singular; and the masculine gender includes the feminine and neuter genders.

1.3                               HEADINGS AND TABLE OF CONTENTS

The division of this By-Law into sections, clauses, articles and paragraphs, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

2.                                      REGISTERED OFFICE

2.1                               The registered office of the Company shall be in Barbados at such address as the directors may fix from time to time by resolution.

3.                                      SEAL

3.1                               COMMON SEAL:  The common seal of the company shall be such as the directors may by resolution from time to time adopt.

3.2                               OFFICIAL SEAL:  The Company may have one or more official seals for use in Barbados but not for use in any district or place not situated in Barbados.  Documents executed under seal by the company must be executed in Barbados.

3.2.1                                        The Company may by an instrument in writing under its common seal, authorise any person (appointed by resolution of directors for that purpose) to affix an official seal of the Company to any document to which the Company is a party in the district or place where that official seal is designated for use.

3.2.2                                        The person who affixes an official seal of the Company to any document shall by writing under his hand, certify on that document the date on which, and the place at which, the official seal is affixed.

4.                                      DIRECTORS

4.1                               GENERAL:  The business and affairs of the Company shall be managed by the directors, without exception, in accordance with this By-law, the Banking Laws, the Securities Laws and all other applicable laws.  All material transactions and operating policies shall be approved either by the Board or the relevant committee of the Board.  Subject to the Act, the directors may from time to time by resolution delegate their powers to one or more officers of the Company.

4.2                               NUMBER:  There shall be a minimum of ten (10) directors and a maximum of eighteen (18) directors of the Company, which number must include Independent Directors and, to the extent provided in the Separation Agreement, CICL Directors, of which:

(a)                                 prior to the CICL Minority Date, a majority of all directors shall not be residents of Canada;

(b)                                 the CICL Directors shall be as designated in accordance with the Separation Agreement; and

(c)                                  the number of Independent Directors shall not fall below the minimum number required by the Central Bank of Barbados’ Corporate Governance Guideline.

The number of directors shall not be increased or decreased other than in accordance with the Separation Agreement.

4.3                               NOMINATION:  Subject to section 4.2, nominations of persons for election to the Board may be made:

(a)                                 as provided in the Separation Agreement;

(b)                                 by or at the direction of the Board or any committee thereof; or

(c)                                  by one or more shareholders of the Company holding the requisite amount of shares of the Company specified in the Act, in accordance with and subject to the procedures, requirements and limitations set forth in the Act.

In the case of any nomination made pursuant to clause (c) of this section 4.3, to be eligible to be a nominee for election as a director, the proposed nominee must provide to the Company in accordance with the applicable time period prescribed for delivery of notice under such clause (c): (1) a completed director’s and officer’s (“D&O”) questionnaire (in the form provided by the Company at the request of the nominating shareholder) containing information regarding the nominee’s background and qualifications and such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company or to serve as an independent director of the Company, (2) a representation that, unless previously disclosed to the Company, the nominee is not and will not become a party to any voting agreement, arrangement or understanding with any person or entity as to how such nominee, if elected as a director, will vote on any issue or that could interfere with such person’s ability to comply, if elected as a director, with his/her fiduciary duties under applicable law and (3) a representation that, if elected as a director, such nominee would be in compliance and will continue to comply with the Company’s corporate governance guidelines as disclosed on the Company’s website, as amended from time to time.

4.4                               ELECTION:  Directors may be elected by ordinary resolution of the shareholders at an annual or special meeting of the Company.

4.5                               TENURE:  Subject to section 4.6, a director shall hold office from the date on which he is first elected or appointed until the next annual meeting at which time he shall be eligible for re-election.

4.6                               CEASING TO HOLD OFFICE:

4.6.1                                        Notwithstanding section 4.5, and subject to Section 4.6.2, a director shall cease to be a director:

(a)                                 if by reason of the Banking Laws, Securities Laws or of any other legal provision in a jurisdiction where the Company is authorised or licensed to transact business, the director is prohibited from acting as a director;

(b)                                 if the director is found by a court of competent jurisdiction to be of unsound mind;

(c)                                  if the director is adjudicated as bankrupt or compounds with his creditors or is declared insolvent;

(d)                                 if the director is convicted of an offence involving fraud or dishonesty;

(e)                                  if the director is sentenced to a term of imprisonment of six months or more (whether or not such imprisonment is in default of his payment of a criminal fine);

(f)                                   prior to the CICL Minority Date, if the director not being at the date of his election or appointment a resident of Canada during his tenure becomes a resident of Canada and this results in the majority of the directors being residents of Canada;

(g)                                  at the annual meeting of the shareholders, at which he has completed fifteen years of service as a director of the Company; or

(h)                                 if, being a director who is also an officer, ceases to be an officer, but shall be eligible for re-election in accordance with section 4.4, if qualified.

4.6.2                                        The Board may determine that it is in the best interests of the Company to recommend a director for re-election after the expiry of the maximum service period referred to in section 4.6.1(g) for an additional one year term, provided that in no event may a director be recommended for re-election for more than five additional one year terms after the expiry of the applicable maximum service served.

4.7                               REMOVAL:  Subject to the Act, the shareholders of the Company may, by ordinary resolution passed at an annual or special meeting of the shareholders, remove any director from office and a vacancy created by the removal of a director may be filled at the meeting of the shareholders at which the director is removed; provided that in the event of the removal of a director who was nominated for election by CICL, CICL shall have the right to nominate the director to fill the vacancy created by such removal, provided that the number of CICL Directors that CICL is entitled to designate under the Separation Agreement would not be exceeded by virtue of the election or appointment of such nominated director.  In the event of the removal of an Independent Director the nomination shall be made by a committee formed in accordance with section 6.1 having responsibility for nominating directors.

4.8                               CASUAL VACANCY AMONG THE DIRECTORS:  Subject to the Act, a quorum of directors shall have power at any time to appoint a director to fill a casual vacancy among the directors except a vacancy resulting from an increase in the number or minimum number of directors, or from a failure to elect the number or minimum number of directors required by the Articles and provided that in the event of a vacancy arising as a result of a CICL Director ceasing to be a director, CICL shall have the right to nominate a director to fill the vacancy, provided that the number of CICL Directors that CICL is entitled to designate under the Separation Agreement would not be exceeded by virtue of the election or appointment of such nominated director.  The Board shall appoint any such director nominated by CICL, subject to the applicable requirements of the Separation Agreement.  In the event of a vacancy arising among the Independent Directors, a committee formed in accordance with section 6.1 having responsibility for nominating directors shall nominate the director who may then be appointed by the Board to fill the vacancy so caused. Subject to the Separation Agreement, any CICL Director or Independent Director so appointed shall hold office until the next following annual meeting, and shall then be eligible for re-election.

4.9                               REMUNERATION OF DIRECTORS:  The Board may fix the remuneration to be paid to the directors.

4.9.1                                        The directors may also award special remuneration to any director undertaking any special services on the Company’s behalf other than the duties ordinarily required of a director and the confirmation of any such resolution or resolutions by the shareholders shall not be required.  The directors shall also be entitled to be paid their travelling and other expenses properly incurred by them in connection with the affairs of the Company.

4.9.2                                        If any director or officer of the Company is employed by or performs services for the Company otherwise than as a director or officer or is a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Company, the fact of his being a shareholder, director or officer of the Company shall not disentitle such director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.

5.                                      BORROWING POWERS OF DIRECTORS:  The directors may from time to time:

(a)                                 borrow money upon the credit of the Company;

(b)                                 issue, reissue, sell or pledge debentures of the Company;

(c)                                  subject to section 53 of the Act, give a guarantee on behalf of the Company to secure performance of an obligation of any person; and

(d)                                 mortgage, charge, pledge or otherwise create a security interest in all or any property of the Company, owned or subsequently acquired, to secure any obligation of the Company.

5.2                               The powers conferred by this By-Law shall be in supplement of and not in substitution for any powers to borrow money for the purposes of the Company possessed by its directors or officers independently of a borrowing by-law.

5.3                               DELEGATION OF BORROWING POWERS:  The directors may from time to time by resolution delegate to any officer of the Company all or any of the powers conferred on the directors by section 5 hereof to the full extent thereof or such lesser extent as the directors may in any such resolution provide.

6.                                      COMMITTEES OF DIRECTORS

6.1                               APPOINTMENT:  The directors may appoint from among their number, and from among the directors of any subsidiary or affiliate, one or more committees of directors subject to the Act, the Articles, the Regulations and this By-Law to be vested with such powers, authorities and discretions as the directors may from time to time determine.

6.2                               MEMBERSHIP:  Prior to the CICL Minority Date, a majority of the members of any particular committee shall not be residents of Canada.

6.3                               FREQUENCY OF MEETINGS:  There shall be at least four (4) meetings of each committee in each financial year of the Company, and at least one (1) meeting shall be held within each financial quarter, but a committee may meet as often as required.

6.4                               APPLICABLE PROVISIONS:

6.4.1                                        The following provisions shall apply to any committee appointed by the directors:

(a)                                 the directors shall appoint the chair of each committee and subject to the provisions of section 6.1, may modify, dissolve or reconstitute a committee and may make such regulations with respect to the powers of a committee and impose such restrictions upon a committee as they think expedient;

(b)                                 the meetings and proceedings of a committee shall be governed by the provisions of this By-Law for regulating meetings and proceedings of the Board so far as the same are applicable;

(c)                                  subject to section 6.5 hereof, each matter requiring approval, resolution or consent of a committee must be approved by a majority of the members at a committee meeting with each member entitled to one vote;

(d)                                 no business shall be transacted at any meeting of a committee unless:

(i)                                     a quorum is present;

(ii)                                  notice of the meeting together with the agenda, a detailed description of the items to be discussed and copies of all relevant papers are given to the committee members beforehand; and

(iii)                               each member of the committee who will not be attending the meeting has indicated to the Secretary or Assistant Secretary by email or other writing that they will not be attending the meeting and that the meeting may proceed in their absence with the business stated on the agenda.

6.5                               Notwithstanding any vacancy among the committee members, a quorum may exercise all the powers of the committee members and in the event that the appointed chair is not present at the meeting the members may appoint a chair for that meeting from among themselves.

6.6                               The notice provisions contained in section 8.3 hereof apply to committee meetings.

7.                                      DELEGATION OF POWERS:  The directors may delegate to any one of the Chairman, the Chief Executive Officer, a Committee, or a director or an officer (which officer or director, prior to the CICL Minority Date, shall not be a resident of Canada), any of the powers of the directors except:

(a)                                 the submission to the shareholders of any question or matter requiring the approval of the shareholders;

(b)                                 the issue of shares;

(c)                                  the declaration of a dividend;

(d)                                 the purchase, redemption or other acquisition of shares issued by the Company;

(e)                                  the payment of a commission to any person in consideration for the purchase or the agreement to purchase any shares of the Company;

(f)                                   the approval of a management proxy circular;

(g)                                  the approval of the financial statements of the Company;

(h)                                 the filling of a vacancy among the directors or in the office of an auditor; and

(i)                                     the adoption, amendment or repeal of this By-Law.

8.                                      MEETINGS OF DIRECTORS

8.1                               FREQUENCY OF MEETINGS:  There shall be at least four (4) meetings of the directors in each financial year of the Company, and at least one (1) meeting shall be held within each financial quarter, but the directors may meet as often as required.

8.2                               PLACE OF MEETING:  All meetings of the directors and of any committee shall be held within Barbados except where the Board approves a meeting outside of Barbados and provides written notice to the Secretary indicating the place outside Barbados where the meeting shall be held.  Under no circumstances shall a meeting of the directors or of any Committee be held within Canada prior to the CICL Minority Date.

8.3                               NOTICE:  All meetings of the directors or committees may be convened at any time by written notice given by the Secretary at the direction of the chairman of the Board or at the request of any two directors.

8.3.1                                        Subject to the provisions of section 8.3.2, notice of any such meeting shall be served in the manner specified in section 28.2 in writing at least seven (7) days (exclusive of the day on which the notice is delivered or sent but inclusive of the day for which notice is given) before such meeting to each director.  Any notice shall include an agenda identifying in reasonable detail the matters to be discussed at the meeting together with copies of any relevant papers to be discussed at the meeting.  If any matter is not identified in reasonable detail, the directors shall not decide on it, unless all directors present at the meeting agree.

8.3.2                                        A director may in any manner waive notice of a meeting of the directors and attendance of a director at a meeting of the directors shall constitute a waiver of notice of the meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting has not been lawfully called.

8.3.3                                        It shall not be necessary to give notice of a meeting of the directors to a newly elected or appointed director for a meeting which is to be held immediately following the election of a director by the shareholders or an appointment to fill a vacancy among the directors.

8.3.4                                        No business shall be transacted at any meeting of the directors unless:

(a)                                 a quorum is present;

(b)                                 notice of the meeting together with the agenda, a detailed description of the items to be discussed and copies of all relevant papers are given to the directors beforehand; and

(c)                                  each director who will not be attending the meeting has indicated to the Secretary or Assistant Secretary by email or other writing either that they will not be attending the meeting and that the meeting may proceed in their absence with the business stated on the agenda.

8.4                               QUORUM:  Unless the Articles or these By-Laws require a greater number, (a) a majority of the Board of Directors shall constitute a quorum for the transaction of business at any Board meetings, provided that, prior to the CICL Minority Date, a majority of the directors present when the relevant business is transacted shall not be residents of Canada and (b) a majority of the committee members shall constitute a quorum for the transaction of business at any committee meetings, provided that, prior to the CICL Minority Date, a majority of the committee members present when the relevant business is transacted shall not be residents of Canada.  Notwithstanding any vacancy among the directors, a quorum may exercise all the powers of the directors.

8.4.1                                        If a quorum is not present within one (1) hour from the time when the meeting should have begun or if during the meeting there is no longer a quorum, the meeting shall be adjourned.  It is not necessary to give notice of an adjourned meeting other than by announcement at the earlier meeting that is adjourned.

8.5                               PARTICIPATION BY TELEPHONE:  A meeting of directors or of any committee may be held by means of telephone or other communications facility that permits all persons participating in the meeting to hear each other, and a director participating in such a meeting by such means is deemed to be present at that meeting; except that, prior to the CICL Minority Date, directors and committee members who are residents of Canada can only attend meetings in person and not by means of telephone or other communications facility.  Subject to the foregoing, a meeting of directors or of any committee held by means of telephone or other communications facility that permits all persons participating in the meeting to hear each other shall be deemed to be held at the registered office of the Company.

8.6                               VOTING:  Matters arising at Board or committee meetings at which a quorum is present shall be decided by a majority of votes.  The Chairman or chair shall have a casting vote in the event of an equality of votes.

8.7                               RESOLUTION IN LIEU OF MEETING:  Notwithstanding any of the foregoing provisions of this By-Law, the Board or any committee of the Board may act by unanimous written consent in the manner contemplated by the Act.

9.                                      LIMITATION OF LIABILITY OF DIRECTORS AND OFFICERS:  No director or officer of the Company shall be liable to the Company for:

(a)                                 the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity;

(b)                                 any loss, damage or expense incurred by the Company through the insufficiency or deficiency of title to any property acquired by the Company or for or on behalf of the Company;

(c)                                  the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Company shall be placed out or invested;

(d)                                 any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, including any person with whom any moneys, securities or effects shall be lodged or deposited;

(e)                                  any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Company; or

(f)                                   any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto,

unless the same happens by or through his failure to exercise the powers and to discharge the duties of his office honestly and in good faith with a view to the best interests of the Company and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

9.2                               Nothing herein contained shall relieve a director or officer from the duty to act in accordance with the Act or Regulations or relieve him from liability for a breach thereof.

9.3                               The directors for the time being of the Company shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name of or on behalf of the Company, except such as are submitted to and authorised or approved by the directors.

10.                               INDEMNITIES TO DIRECTORS AND OFFICERS

10.1                        INDEMNIFICATION BY COMPANY:  Subject to section 97 of the Act, except in respect of an action by or on behalf of the Company to obtain a judgment in its favour, the Company shall indemnify a director or officer of the Company; a former director or officer of the Company; a person who acts or acted at the Company’s request as a director or officer of a body corporate, trust or other entity of which the Company is or was a shareholder, trustee, creditor or otherwise has an interest; and the personal representatives of each; against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such other entity, provided that:

(a)                                 he acted honestly and in good faith with a view to the best interests of the Company; and

(b)                                 in the case of a civil, criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

10.2                        With the approval of the court, in respect of an action by or on behalf of the Company to obtain a judgment in its favour, the Company shall indemnify a director or officer of the Company; a former director or officer of the Company; a person who acts or acted at the Company’s request as a director or officer of a body corporate, trust or other entity of which the Company is or was a shareholder, trustee, creditor or otherwise has an interest; and the personal representatives of each; to which such person is made a party by reason of being or having been a director or officer of the Company or officer of any such other entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any action or proceeding, provided that:

(a)                                 he acted honestly and in good faith with a view to the best interests of the Company; and

(b)                                 in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty’, he had reasonable grounds for believing that his conduct was lawful.

10.3                        The Company shall indemnify a director or officer of the Company; a former director or officer of the Company; a person who acts or acted at the Company’s request as a director or officer of a body corporate, trust or other entity of which the Company is or was a shareholder, trustee, creditor or otherwise has an interest; and the personal representatives of each; against all costs, charges and expenses, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the company or acting or having acted at the Company’s request as a director or officer of a body corporate, trust or other entity of which the Company is or was a shareholder, trustee, creditor or otherwise has an interest, provided that:

(a)                                 he was substantially successful on the merits in his defence of the action or proceeding;

(b)                                 he acted honestly and in good faith with a view to the best interests of the Company; and

(c)                                  he is fairly and reasonably entitled to an indemnity.

The Company shall advance monies to a director or officer of the Company; a former director or officer of the Company; a person who acts or acted at the Company’s request as a director or officer of a body corporate, trust or other entity of which the Company is or was a shareholder, trustee, creditor or otherwise has an interest; and the personal representatives of each; against all costs, charges and expenses, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the company or acting or having acted at the Company’s request as a director or officer of a body corporate, trust or other entity of which the Company is or was a shareholder, trustee, creditor or otherwise has an interest, on the condition that such person shall repay such advanced monies if such person is ultimately found to not be entitled to indemnification therefrom in accordance with this section 10.3.

10.4                        INSURANCE:  The Company shall insure or obtain third-party insurance for the benefit of a director or officer of the Company; a former director or officer of the Company; a person who acts or acted at the Company’s request as a director or officer of a body corporate, trust or other entity of which the Company is or was a shareholder, trustee, creditor or otherwise has an interest; and the personal representatives of each; against any liability incurred by him in his capacity of a director or officer of the Company for failure to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

11.                               APPROVAL OF TRANSACTIONS BY SHAREHOLDERS

11.1                        Where a director votes in a resolution of directors approving, ratifying or confirming any contract, act or transaction with or involving the Company and in which that director is a party, or is a director or officer or has a material interest in any body which is a party, other than:

(a)                                 an arrangement by way of security for money loaned to, or obligations undertaken by, the director for the benefit of the Company or an affiliate of the Company;

(b)                                 a contract that relates primarily to his remuneration as a director, officer, employee or agent of the Company or affiliate of the Company;

(c)                                  a contract for indemnity or insurance under sections 97 and 101 of the Act; or

(d)                                 a contract with an affiliate of the Company,

the approval, confirmation or ratification of the directors must be approved by special resolution of the shareholders, to whom notice of the nature and extent of the director’s interests in the contract, act or transaction must be declared and disclosed in reasonable detail, in accordance with the Act.

11.2                        Except for a contract, act or transaction referred to in section 11.1 herein any such contract, act or transaction that is approved or ratified or confirmed by a resolution passed by a majority of the votes cast at any such meeting (unless any different or additional requirement is imposed by the Act or by the Company’s articles or any other by-law) shall be as valid and as binding upon the Company and upon all the shareholders as though it had been approved, ratified or confirmed by every shareholder of the Company.

11.3                        In accordance with the Act, but subject to any additional requirements imposed by the Act, the Securities Laws or any other applicable law, a resolution of the shareholders of the Company shall be required to cause or permit the Company to do any of the following actions:

(a)                                 the filling of a vacancy in the office of an auditor;

(b)                                 the institution of any proceedings for the voluntary liquidation of the Company, the commencement of bankruptcy proceedings, or the taking of any action for the appointment of a receiver, custodian, trustee or other person over the assets or any part of the assets of the Company; or

(c)                                  to take any action (or refrain from any action), in respect of any matter which under any of the Securities Laws, Banking Laws, CSD Rules or Clearing Agency Agreement requires the approval of the shareholders of the Company.

11.4                        In accordance with the Act, but subject to any additional requirements imposed by the Act or other applicable law, a special resolution of the shareholders of the Company shall be required to cause or permit the Company to do any of the following actions:

(a)                                 to amend the Articles;

(b)                                 to amalgamate the Company;

(c)                                  to enter into any merger or consolidation or any other manner of reorganisation; or

(d)                                 to sell, lease or exchange all or substantially all of the assets of the Company, (other than in the ordinary course of business of the Company).

12.                               OFFICERS

12.1                        APPOINTMENT:  The directors shall as often as may be required appoint a Chairman, a Chief Executive Officer, a Chief Financial Officer and a Secretary of the Company and if deemed advisable, may as often as may be required designate any other offices and appoint officers of the Company, who shall have such authority and shall perform such duties as may from time to time be prescribed by the directors.  Two or more officer functions may be held by the same individual.  At all times, the directors, the Chairman and the Chief Executive Officer shall have oversight responsibility and accountability for determining, communicating, directing, monitoring, implementing, and supervising all functions and duties performed by the officers.  Except as approved by the Board, each officer must live in the Caribbean Region and perform and discharge all duties and functions in the Caribbean Region and receive all compensation and benefits relating to such employment from the Company (except accrued benefits payable by the Company’s ultimate shareholder which are attributable to such employment by the Company and which are reimbursed for in full by the Company).  “Caribbean Region” means Barbados, Anguilla, Antigua and Barbuda, Aruba, Commonwealth of the Bahamas, British Virgin Islands, Cayman Islands, Curacao, Dominica, Grenada, Jamaica, St. Kitts and Nevis, St. Lucia, St Maarten, St. Vincent and the Grenadines, Turks and Caicos Islands and Trinidad and Tobago.

12.2                        REMUNERATION:  The remuneration of all officers appointed by the directors shall be determined from time to time by resolution of the directors.  The fact that any officer or employee is a director or shareholder of the Company shall not disqualify him from receiving such remuneration as may be determined.

12.3                        POWERS AND DUTIES:  All officers shall sign such contracts, documents or instruments in writing as require their respective signatures and shall respectively have and perform all powers and duties incident to their respective offices and such other powers and duties respectively as may from time to time be assigned to them by the directors, provided that, prior to the CICL Minority Date, contracts, documents or instruments shall not be signed in Canada.

12.4                        DELEGATION: In case of the absence or inability to act of any officer of the Company, or for any other reason that the directors may deem sufficient, the directors may delegate all or any of the powers of such officer to any other officer or to any director.

12.5                        CHAIRMAN:  The Chairman shall have such powers and perform such duties as are incidental to his office or as may from time to time be assigned to him by the directors.  The Chairman shall: (a) (if present), preside at all meetings of the directors and the shareholders, and (b) sign all instruments that require his signature.  In the absence of the Chairman the directors shall appoint one from among their number to act as chairman for the relevant meeting.

12.6                        CHIEF EXECUTIVE OFFICER:  The Chief Executive Officer shall manage and direct the business and affairs of the Company and shall have such powers and perform such duties as are incidental to his office or as may from time to time be delegated to him by the directors (except such matters and duties as by law must be transacted or performed by the directors or by the shareholders in general meeting).

12.7                        CHIEF FINANCIAL OFFICER:  The Chief Financial Officer shall have the care and custody of all the funds and securities of the Company.  In execution thereof, the Chief Financial Officer shall deposit such funds in the accounts designated by the directors and perform such other duties as the directors may require.  The Chief Financial Officer shall keep or cause to be kept the accounting records referred to in section 172 of the Act, and may be required to give such bond for the faithful performance of his duties as the directors in their uncontrolled discretion may require; provided that no director shall be liable for failure to require any such bond or for any loss by reason of the failure of the Company to receive any indemnity thereby provided.

12.8                        SECRETARY:  The Secretary shall give or cause to be given notices for all meetings of the directors, any committee of the directors and the shareholders when directed to do so and shall have charge of the minute books and seal of the Company and of the records (other than accounting records) referred to in sections 170 and 172 of the Act.

12.9                        VACANCIES:  If the office of any officer of the Company becomes vacant by reason of death, resignation, disqualification or otherwise, the directors by resolution shall, in the case of the Secretary, and may, in the case of any other office, appoint a person to fill such vacancy.

13.                               SHAREHOLDERS’ MEETINGS

13.1                        ANNUAL MEETING:  Subject to the provisions of section 105 of the Act, the annual meeting of the shareholders shall be held on such day in each year and at such time as the directors may by resolution determine at any place within Barbados.

13.2                        SPECIAL MEETINGS:  Special meetings of the shareholders may be convened at any date and time as the directors may by resolution determine and at any place within Barbados unless the Board approves a meeting outside of Barbados and provides written notice to the Secretary indicating the place outside Barbados where the meeting shall be held.

13.3                        REQUISITIONED MEETINGS:  Subject to the requirements and limitations of the Companies Act, the directors shall, on the requisition of the holders of not less than five percent (5%) of the issued shares of the Company that carry a right to vote at the meeting requisitioned, call a meeting of shareholders to transact the business stated in the requisition, and in the case of such requisition the following provisions shall have effect:

(a)                                 the requisition must state the purposes of the meeting and must be signed by the requisitionists, sent to each director and deposited at the registered office of the Company, and may consist of several documents in like form each signed by one or more of the requisitionists;

(b)                                 if the directors do not, within twenty-one (21) days from the date of the requisition being so deposited, call a meeting, the requisitionists or any of them may themselves call the meeting, but any meeting so called shall not be held after three (3) months from the date of such deposit;

(c)                                  any meeting convened under this By-Law by the requisitionists shall be called as nearly as possible in the manner in which meetings are to be called pursuant to this By-Law and Divisions E and F of Part 1 of the Act; and

(d)                                 a requisition by joint holders of shares must be signed by all such holders.

13.4                        NOTICE:  A printed, written or typewritten notice stating the day, hour and place of meeting shall be given by serving such notice on each shareholder entitled to vote at such meeting, on each director and on the auditor of the Company in the manner specified in section 28.2 hereof, not less than twenty-one (21) days or more than fifty (50) days (in each case exclusive of the day on which the notice is delivered or sent and of the day for which notice is given) before the date of the meeting.  Notice of a meeting at which special business is to be transacted shall state: (a) the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon, and (b) the text of any special resolution to be submitted to the meeting.

13.4.1                                 If a meeting of shareholders is adjourned for less than thirty (30) days, it is not necessary to give notice of the adjourned meeting other than by announcement at the earlier meeting that is adjourned.  If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of thirty (30) days or more, notice of the adjourned meeting shall be given in accordance with section 13.4 hereof.

13.5                        WAIVER OF NOTICE:  A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice of a meeting of shareholders and attendance of any such person at a meeting of shareholders shall constitute a waiver of notice of the meeting except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

13.6                        OMISSION OF NOTICE:  The accidental omission to give notice of any meeting or any irregularity in the notice of any meeting or the non-receipt of any notice by any shareholder, director or the auditor of the Company shall not invalidate any resolution passed or any proceedings taken at any meeting of the shareholders.

13.7                        RECORD DATE:  Subject to the Act, the directors may from time to time by resolution fix in advance a date as the record date for the determination of the shareholders entitled to receive notice of any meeting of the shareholders, which record date shall not precede by more than fifty (50) days or by less than twenty-one (21) days the date on which the meeting is to be held.  Where no such record date for the determination of the shareholders entitled to receive notice of a meeting of the shareholders is fixed by the directors as aforesaid, such record date shall be (a) at the close of business on the day immediately preceding the day on which notice of such meeting is delivered or sent; or (b) if no notice of such meeting is given, the date on which such meeting is held.  If a record date is fixed pursuant to this section 13.7 hereof, notice thereof shall be given in accordance with section 13.4 hereof.

13.8                        SHAREHOLDERS LIST:  The Company shall prepare a list of shareholders entitled to receive notice of a meeting, arranged in alphabetical order and showing the number of shares held by each shareholder:

(a)                                 if a record date with respect to such meeting is fixed under section 13.7 hereof, not later than ten (10) days after that date; or

(b)                                 if a record date with respect to such meeting is not fixed under section 13.7 hereof, (i) at the close of business on the day immediately preceding the day on which notice is given, or (ii) where no such notice is given, on the day on which such meeting is held (and in any event, before the meeting takes place).

13.9                        SHAREHOLDERS ENTITLED TO VOTE:  Where a record date with respect to a meeting of shareholders is fixed under section 13.7 hereof, a person named in the list prepared under paragraph (a) of section 13.8 hereof shall be entitled to vote the shares shown opposite his name at the meeting to which the list relates, except to the extent that:

(a)                                 the person has transferred the ownership of any of his shares; and

(b)                                 the transferee of those shares:

(i)                                     produces a properly endorsed share certificate evidencing his ownership of the shares; or

(ii)                                  otherwise establishes that he owns the shares,

and demands, not later than ten (10) days before the meeting, that his name be included in the list prepared for the purposes of the meeting, in which case the transferee is entitled to vote his shares at the meeting.

13.9.1                                 Where a record date with respect to a meeting of shareholders is not fixed under section 13.7 hereof, a person named in a list prepared under paragraph (b) of section 13.8 hereof shall be entitled to vote the shares shown opposite his name at the meeting to which the list relates.

14.                               PERSONS ENTITLED TO BE PRESENT:  The only persons entitled to attend a meeting of shareholders shall be those entitled to vote thereat and the directors, the Secretary (if he is not a director), any scrutineers, and the auditor and others, who although not entitled to vote, are entitled or required under any provision of the Act, or the Articles or this By-law to be present at the meeting.  Any other person may be admitted only on the invitation of the chair of the meeting.

15.                               PROXIES:  Subject to the Act, every shareholder entitled to vote at a meeting of shareholders may, by means of a proxy, appoint a proxyholder, or one or more proxyholders, who need not be shareholders as his nominee to attend and act at the meeting in the manner, to the extent and with the authority conferred by the proxy.

15.1                        A proxy shall be executed by the shareholder or his attorney authorised in writing and is valid only at the meeting in respect of which it is given or any adjournment thereof.  A request for the appointment of an agent by a Clearing Agency shall be in the form prescribed) by the CSD rules, and is valid only at the meeting in respect of which it is given or any adjournment thereof.

15.2                        Subject to the provisions of Part V of the Regulations, a proxy may be in the following form:

The undersigned shareholder of FIRSTCARIBBEAN INTERNATIONAL BANK LIMITED hereby appoints       of       or failing him       of       as the nominee of the undersigned to attend and act for the undersigned and on behalf of the undersigned at the meeting of the shareholders of the said Company to be held on [     ] and at any adjournment or adjournments thereof in the same manner, to the same extent and with the same powers as if the undersigned were present at the said meeting or such adjournment or adjournments thereof DATED this       day of      20  .  Signature of Shareholder

16.                               VOTES:  Votes at meetings of shareholders may be given either:  (a) personally (in the case of a body corporate or association, by an individual described in section 17 hereof); or (b) by proxy; or (c) in respect of shares registered in the name of a Clearing Agency, by an individual in respect of whom a due request has been made by that Clearing Agency, in accordance with the CSD Rules to the Company for such individual to represent that Clearing Agency at that meeting of the shareholders of the Company with respect to the number of shares specified in such request (and if more than one such request is made in respect of different individuals with respect to different shares, each such individual will be entitled to represent that Clearing Agency with respect to shares specified in the applicable request).

16.1                        Every question submitted to any meeting of shareholders shall be decided by a show of hands unless, either before or on the declaration of the result of the vote by show of hands, a person entitled to vote at the meeting has demanded a poll.

16.2                        At every meeting at which he is entitled to vote, every shareholder, proxy holder or individual authorised to represent a shareholder who is present in person shall have one vote on a show of hands.  Upon a poll at which he is entitled to vote, every shareholder, proxy holder or individual authorised to represent a shareholder shall, subject to the Articles and the rights attaching to the shares held, have one vote for every share held by the shareholder.

16.3                        At any meeting unless a poll is demanded, a declaration by the chair of the meeting that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

16.4                        A poll, either before or after vote by a show of hands, may be demanded by any person entitled to vote at the meeting.  If at any meeting a poll is demanded on the election of a chair or on the question of adjournment it shall be taken forthwith without adjournment.  If at any meeting a poll is demanded on any other question the vote shall be taken by poll in such manner and either at once, later in the meeting or after adjournment as the chair of the meeting directs.  The result of a poll shall be deemed to be the resolution of the meeting at which the poll was demanded.  A demand for a poll may be withdrawn.

16.5                        If two (2) or more persons hold shares jointly, one of those holders present at a meeting of shareholders may, in the absence of the other, vote the shares; but if two (2) or more of those persons who are present, in person or by proxy, vote they must vote as one on the shares jointly held by them.

17.                               CORPORATE REPRESENTATIVE:  A body corporate or association which is a shareholder of the Company, may be represented at any annual or special meeting of the Company, by an individual who in his capacity as a director or officer of that body corporate or association is authorised under its governing instruments to represent that body corporate or association; or by an individual authorised by a resolution of the directors or governing body of that body corporate or association to represent it at meetings of shareholders of the Company.

18.                               SCRUTINEERS:  The chair of any meeting of shareholders may appoint one or more persons to act as scrutineers at such meeting and in that capacity to report to the chair such information as to attendance, representation, voting and other matters at the meeting as the chair shall direct.

19.                               ADJOURNMENT:  The chair of any meeting may with the consent of the meeting, adjourn the same from time to time to a fixed time and place and no notice of such adjournment need be given to the shareholders unless the meeting is adjourned by one or more adjournments for an aggregate of thirty (30) days or more, in which case notice of the adjourned meeting shall be given in accordance with section 13.4.  Any business that might have been brought before or dealt with at the original meeting in accordance with the notice calling the same may be brought before or dealt with at any adjourned meeting for which no notice is required.

20.                               QUORUM:  Subject to the Act, a quorum for the transaction of business at any meeting of the shareholders shall consist of ten (10) persons present in person, and representing not less than one-third (1/3) of the issued capital of the company, each being either a shareholder entitled to vote thereat, or a duly appointed proxy holder or representative of a shareholder so entitled, or agent of a clearing agency so entitled.  If a quorum is present at the opening of any meeting of the shareholders, the shareholders present or represented may proceed with the business of the meeting, notwithstanding a quorum is not present throughout the meeting.  If a quorum is not present within thirty (30) minutes of the time fixed for a meeting of shareholders, the meeting, if convened by or on the requisition of members, shall be dissolved.  In any other case, the persons present and entitled to vote may adjourn the meeting to a fixed time and place but may not transact any other business.

21.                               RESOLUTION IN LIEU OF MEETING:  Notwithstanding any of the foregoing provisions of this By-law, a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of the shareholders is, subject to section 128 of the Act, as valid as if it had been passed at a meeting of the shareholders.

22.                               SHARES

22.1                        ALLOTMENT AND ISSUANCE:  Subject to the Act and the Articles, shares in the capital of the Company may be allotted and issued by resolution of the directors at such time and on such terms and conditions and to such persons or class of persons as the directors determine, but no share shall be issued until it is fully paid in money or in property or past service that is not less in value than the fair equivalent of the money that the Company would have received if the share had been issued for money.

22.2                        SHARE CERTIFICATES:

22.2.1                                 Share certificates and the form of share transfer shall (subject to section 181 of the Act) be in such form as the directors may by resolution approve, and such certificates shall be signed by any two (2) officers or directors of the Company.

22.2.2                                 The directors or any agent designated by the directors may in their or his discretion direct the issuance of a new share certificate or other such certificate in lieu thereof consequent upon the change of name of the registered shareholder pursuant to an amendment to the corporate instruments of the registered shareholder to effect a change of name; an amalgamation between the registered shareholder and another legal entity; a transfer of shares by operation of law; or any other change in the corporate instruments of the registered shareholder.

22.2.3                                 The directors or any agent designated by the directors may in their or his discretion direct the issuance of a new share certificate or other such certificate in lieu of and upon cancellation of a certificate that has been mutilated or in substitution for a certificate claimed to have been lost, destroyed or wrongfully taken, on payment of such reasonable fee and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the directors may from time to time prescribe, whether generally or in any particular case.

23.                               SECURITIES REGISTERED IN NAME OF CLEARING AGENCY:

23.1                        Where any of the shares or other securities of the Company are at any time registered in the name of a Clearing Agency in any jurisdiction in which the Company’s shares are listed and the Company proposes to close its register of securities or fix a record date in respect of its securities for any purpose authorised by applicable laws, and gives the Clearing Agency the notice or demand prescribed by such applicable laws, then on receipt from the Clearing Agency or a participant of such Clearing Agency of a list or updated list of participants, or as the case may be, of beneficial owners of such securities, the Company shall presume conclusively that the participants, or as the case may be the beneficial owners, named in such list as holders of such securities are the shareholders of the Company in respect of such shares (or as the case may be the holders of such other securities) set out in such list for such purpose in place and instead of the Clearing Agency and shall give notice to, pay dividends or interest to, and otherwise treat such persons as the holder of such securities of the Company for such purpose.

23.2                        Where any request in writing is received from any Clearing Agency established under the laws of any jurisdiction in which the shares or other securities of the Company are listed, authorising a person named in such instructions as beneficial owner of shares of the Company or any participant on behalf of such beneficial owner to examine the records of the Company referred to in the relevant sections of the applicable corporate laws and to take extracts therefrom free of charge or do any other act on behalf of the Clearing Agency as shareholder of the Company (other than in connection with a list referred to in section 23.1), the Secretary of the Company shall allow such persons to do so as agent of a shareholder as provided for under the relevant sections of the applicable corporate laws and in accordance with any Clearing Agency Agreement.

24.                               TRANSFER OF SHARES AND DEBENTURES

24.1                        TRANSFER:  The shares or debentures of the Company may be transferred by a written instruments of transfer signed by the transferor and naming the transferee or by such prescribed method of a stock exchange if the shares or debentures are traded on a trading floor of a recognised stock exchange.

24.2                        REGISTERS:  Registers of shares and debentures issued by the Company shall be kept at the registered office of the Company or at such other place in Barbados as may from time to time be designated by resolution of the directors.

24.3                        SURRENDER OF CERTIFICATES:  Subject to section 179 of the Act, no transfer of shares or debentures shall be registered unless or until the certificate representing the shares or debentures to be transferred has been surrendered for cancellation.

24.4                        SHAREHOLDER IN DEFAULT TO THE COMPANY:  If so provided in the Articles, the Company has a lien on a share registered in the name of a shareholder or his personal representative for a debt of that shareholder to the Company.

24.4.1                                 By way of enforcement of a lien under section 24.4 hereof, the directors may refuse to permit the registration of a transfer of such share, and may exercise any right to repurchase all of the shares of any defaulting shareholder.  Until completion of such repurchase (and notwithstanding that any amounts due in respect of such repurchase remain due and outstanding) the Company shall have the right to exercise all rights in respect of the shares, (including without limitation, the right to vote at any annual or special meeting of the Company and to receive all dividends and distributions in respect thereof).

25.                               DIVIDENDS

25.1                        The directors may from time to time by resolution declare and the Company may pay dividends out of realised profits of the Company, on the issued and outstanding shares in the capital of the Company subject to the Articles and provided that there is not reasonable ground for believing that:

(a)                                 the Company is unable (or would after the payment) be unable to pay its liabilities as they become due; and

(b)                                 the realisable value of the Company’s assets would thereby be less than the aggregate of its liabilities and stated capital of all classes.

25.2                        In the event that several persons are registered as the joint holders of any shares, any one of such persons may give effectual receipts for all dividends and payments on account of dividends.

26.                               VOTING IN OTHER COMPANIES

26.1                        All shares or debentures carrying voting rights in any other body corporate that are held from time to time by the Company may be voted at any and all meetings of shareholders, debenture holders (as the case may be) of such other body corporate and in such manner and by such person or persons as the directors of the Company shall from time to time determine.  The officers of the company may for and on behalf of the company from time to time:

(a)                                 execute and deliver proxies; and

(b)                                 arrange for the issuance of voting certificates or other evidence of the right to vote, in such names as they may determine without the necessity of a resolution or other action by the directors.

27.                               INFORMATION AVAILABLE TO SHAREHOLDERS

27.1                        Except as provided under the Securities Laws or by the Act, or in respect of a specific contractual undertaking by the Company to provide periodic reports in a specified format to any one or more shareholders, no shareholder shall be entitled to any information respecting any details or conduct of the Company’s business which in the opinion of the directors it would be inexpedient in the interests of the Company to communicate to the public or which is prohibited under Banking Laws.

27.2                        The directors may from time to time, subject to rights conferred by the Act and the Securities Laws, determine whether and to what extent and at what time and place and under what conditions or regulations the documents, books and registers and accounting records of the Company or any of them shall be open to the inspection of shareholders and no shareholder shall have any right to inspect any document or book or register or accounting record of the Company except as conferred by statute or authorised by the directors or by a resolution of the shareholders.

28.                               SENDING OF INFORMATION AND NOTICES

28.1                        ELECTRONIC COMMUNICATION:  The Company may send any document or information, including, but not limited to annual reports, to shareholders, debenture holders, directors or auditors in the form of an Electronic Record.

28.2                        METHOD OF GIVING NOTICE AND DISTRIBUTING INFORMATION:  Any notice, Electronic Record, or other document required by the Act, the Regulations, the Articles, or this By-Law or any by-law to be sent to any shareholder, debenture holder, director or auditor may be delivered personally, or sent by prepaid mail, or facsimile transmission or Electronically to any such person at his latest postal address, or his designated email address, where applicable, as shown in the records of the Company or in the latest notice filed under section 66 or 74 of the Act and to the auditor at his business address.

28.3                        WAIVER OF NOTICE:  Notice may be waived or the time for the notice may be waived or abridged at any time with the consent in writing of the person entitled thereto and such waiver or abridgement shall cure any default in the giving or in the time of such notice as the case may be.

28.4                        UNDELIVERED NOTICES:  If a notice or document is sent to a shareholder or debenture holder by prepaid mail and the notice or document is returned on three (3) consecutive occasions because the shareholder or debenture holder cannot be found, it shall not be necessary to send any further notices or documents to the shareholder or debenture holder until he informs the Company in writing of his new address.

28.5                        SHARES AND DEBENTURES REGISTERED IN MORE THAN ONE NAME:  All notices or other documents with respect to any shares or debentures registered in more than one name shall be given to whichever of such persons is named first in the records of the Company and any notice or other document so given shall be sufficient notice or delivery to all holders of such shares or debentures.

28.6                        PERSONS BECOMING ENTITLED BY OPERATION OF LAW:  Subject to section 184 of the Act, every person who by operation of law, transfer or by any other means whatsoever becomes entitled to any share or shares is bound by every notice or other document in respect of such share or shares that, previous to his name and address being entered in the records of the Company, is duly given to the person from whom he derives his title to such share or shares.

28.7                        DECEASED SHAREHOLDERS:  Subject to section 184 of the Act, any notice, Electronic Record or other document delivered or sent by prepaid mail, facsimile transmission or Electronically or left at the address of any shareholder as the same appears in the records of the Company shall, notwithstanding that such shareholder is deceased, and whether or not the Company has notice of his death, be deemed to have been duly served in respect of the shares held by him (whether held solely or with any other person) until some other person is entered in his stead in the records of the Company as the holder or one of the holders thereof and such service shall for all purposes be deemed a sufficient service of such notice or document on his personal representatives and on all persons, if any, interested with him in such shares.

28.8                        SIGNATURE TO NOTICES:  The signature of any director or officer of the Company to any notice or document to be given by the Company may be written, stamped, typewritten, printed or otherwise mechanically reproduced in whole or in part.

28.9                        COMPUTATION OF TIME:  Where a notice extending over a number of days or other period is required under any provisions of the Articles or this By-Law the day of delivery or sending the notice shall, unless it is otherwise provided, be counted in such number of days or other period.

28.10                 PROOF OF SERVICE AND ACKNOWLEDGEMENT OF RECEIPT:

28.10.1                          Where a notice, document or Electronic Record is delivered personally to the person to whom it is addressed or delivered to his address, service of the notice or document and acknowledgement of receipt of the Electronic Record shall be deemed to be effected at the time of delivery.

28.10.2                          Where a notice, document or Electronic Record is sent by post, service of the notice or document and acknowledgment of receipt of the Electronic Record shall be deemed to be effected forty-eight (48) hours after posting, if the correspondence was properly addressed and posted by prepaid mail.

28.10.3                          Where a notice or document is sent by facsimile transmission, service is deemed to be effected on the date on which it is sent.

28.10.4                          Where the Company sends a notice, document or Electronic Record Electronically to the Information-Processing System designated by the addressee for receipt of electronic communication from the Company, the addressee shall be deemed to have acknowledged receipt thereof, and the Company shall be deemed to have received such acknowledgement, at the time of sending.

28.10.5                          Where a shareholder receives an Electronic Record from the Company, the shareholder may request that the Company send him the content of the Electronic Record in hard copy form.  The Company shall send the hard copy form to the shareholder within twenty-one (21) days of receiving the request.

28.10.6                          Notwithstanding the foregoing provisions of sections 28.10.4 and 28.10.5 hereof, a shareholder can notify the Company in writing of that shareholder’s desire to receive all documents or information from the Company in hard copy form.  Once the Company is in receipt of such notification, the Company shall post all future documents or information to the shareholder in hard copy form until further notice is received from the shareholder.

28.10.7                          A certificate of an officer of the Company in office at the time of the making of the certificate or of any transfer agent of shares of any class of the Company as to the facts in relation to the delivery or sending of any notice shall be conclusive evidence of those facts.

29.                               BANKING AUTHORISATIONS

29.1                        DEPOSIT OF FUNDS:  All funds of the Company shall be deposited in the name of the Company with such bank, bankers or trust company or other duly licensed financial institution or intermediary as may be designated from time to time by the directors.

29.2                        AUTHORISED WITHDRAWALS: Withdrawals from the accounts of the Company, and all banking authorisations may be made by commercially recognised means, including telephone instruction, electronic funds transfer, manual signature and facsimile signature signed and/or countersigned by such persons and in the manner, as may be authorised by the directors to sign and/or countersign the same, provided that no person shall be authorised to sign and countersign the same authorisation, provided that, prior to the CICL Minority Date, banking authorisations shall not be signed in Canada.

29.3                        PAYMENTS:  All cheques or drafts shall be made payable to the order of the person entitled to receive the money, except that cheques for cash for office expenses may be drawn to the order of any officer, or other person as may be authorised by the directors.

30.                               EXECUTION OF INSTRUMENTS

30.1                        In the absence of any resolution of the directors of the Company, contracts, documents or instruments in writing requiring the signature of the Company, including (subject to section 134 of the Act), all instruments that may be necessary for the purpose of selling, assigning, transferring, exchanging, converting or conveying any shares, stocks, bonds, debentures, rights, warrants or other securities, may be signed by:

(a)                                 any two of the Chairman, Chief Executive Officer, Chief Financial Officer, Deputy Chief Financial Officer, and the Secretary; or

(b)                                 any two directors of the Company (which directors, prior to the CICL Minority Date, shall not be residents of Canada), together with the Secretary or the Assistant Secretary, provided that, prior to the CICL Minority Date, contracts, documents and instruments shall not be signed in Canada.

All contracts, documents and instruments in writing so signed shall be binding upon the Company without any further authorisation or formality.

30.2                        The directors shall have power from time to time by resolution to appoint any officers or persons on behalf of the Company either to sign certificates for shares in the Company and contracts, documents and instruments in writing generally or to sign specific contracts, documents or instruments in writing, provided that, prior to the CICL Minority Date, contracts, documents, and instruments shall not be signed in Canada, and provided further that, prior to the CICL Minority Date, such appointed officers or other persons are not residents of Canada.

30.3                        The common seal of the Company may be affixed to contracts, documents and instruments in writing signed as aforesaid by any director, officer or other person specified in section 30.1 hereof, or by any director, officer or other person appointed by resolution under section 30.2 hereof.

30.4                        An official seal which the Company may have, as it is authorised to do by section 3.2 hereof, may be affixed to any document to which the Company is a party in the country, district or place where such official seal can be used by a person appointed for that purpose by the Company by an instrument in writing under the common seal and a person who affixes an official seal of the Company to a document shall do so in accordance with section 25(6) of the Act.

31.                               SIGNATURES

31.1                        The signature of any director or officer of the Company or any other person on behalf of the Company (whether under the authority of section 30.1 hereof or appointed by resolution of the directors pursuant to section 30.2 hereof) may, if specifically authorised by resolution of the directors, be printed, engraved, lithographed or otherwise mechanically reproduced upon any certificate for shares in the Company or contract, documents or instrument in writing, bond, debenture or other security of the Company executed or issued by or on behalf of the Company.

31.2                        Any document or instrument in writing on which the signature of any such officer or person is so reproduced shall be deemed to have been manually signed by such officer or person whose signature is so reproduced and shall be as valid to all intents and purposes as if such document or instrument in writing had been signed manually.

32.                               FINANCIAL YEAR

32.1                        The directors may from time to time by resolution establish the financial year of the company.

33.                               CONSTRUCTION OF BY-LAW

33.1                        This By-Law shall be the complete rules and regulations for the purpose of regulating the business of the Company in accordance with the provisions of the Act, the Regulations and the Securities Laws.

33.2                        This By-Law is subject to the Act, the Regulations, the Securities Laws, and the Banking Laws, and are to be read and construed to the fullest extent possible in a manner consistent with the Act, the Regulations, the Securities Laws and the Banking Laws; and specifically to give effect to all duties, rights and obligations prescribed in the Act, the Regulations, the Securities Laws and the Banking Laws.

33.3                        Notwithstanding the foregoing, in the event that any provision herein is inconsistent with, conflicts with or is at variance with the Act, the Regulations, the Securities Laws or the Banking Laws, this document shall be deemed to be amended (and shall be amended at the earliest opportunity), to the extent necessary to ensure conformity between this By-Law and any relevant provisions of the Act, the Regulations, the Securities Laws and the Banking Laws.

34.                               AMENDMENT OF BY-LAW

34.1                        This By-Law may be restated, repealed, amended, varied, modified or replaced and a further By-Law may be enacted by resolution of the directors (“Permitted Amendment”)

34.2                        The directors must submit any Permitted Amendment to the shareholders of the Company for ratification and approval by ordinary resolution at the next annual meeting of the Company.

34.3                        Notwithstanding any omission or failure to give notice to the shareholders in accordance with the provisions of section 13 hereof, the shareholders entitled to vote at any meeting at which the Permitted Amendment must be considered in accordance with section 34.2 hereof shall be deemed to have received notice that such meeting has been called to consider (in addition to any other matters), the Permitted Amendment and its ratification and approval (a) in sufficient detail to permit the shareholders to form a reasoned judgment thereon, and (b) with the text of an approval and ratification resolution.

34.4                        Where the Permitted Amendment is confirmed or further amended by the shareholder’s pursuant to section 34.2 hereof, the Permitted Amendment (in the form in which it was confirmed or amended), shall be effective from the date of the resolution of the directors approving and enacting the Permitted Amendment.  In the event that the Permitted Amendment is rejected by the shareholders, pursuant to section 34.2 hereof, the Permitted Amendment shall be effective from the date of the resolution of the directors approving and enacting the Permitted Amendment until the date rejected by the shareholders.

34.5                        The shareholders may defer consideration of the Permitted Amendment to an adjourned or later annual or special meeting of the Company, whichever shall come first, and in any such event, the Permitted Amendment in the form approved by the directors shall continue in effect until the date of such adjourned or later annual or special meeting of the Company to which consideration of the Permitted Amendment has been deferred, and the provisions of section 34.3 hereof apply to any resolution of the shareholders adopted at any such adjourned or later annual or special meeting of the Company.

34.6                        Except where the shareholders expressly reject a resolution calling for the approval and ratification of the Permitted Amendment, or expressly declare the non-applicability of section 34.5 hereof, any failure to adopt a resolution approving and ratifying a Permitted Amendment (with or without any modification or further amendment), shall be deemed as a resolution to defer consideration of the Permitted Amendment to an adjourned or later annual or special meeting of the Company pursuant to section 34.5.

ENACTED this [•] day of [•], 2018.

CORPORATE SEAL

Authorized Signatory	Authorized Signatory